STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

CLARK AGENCY LLC
8925 W RUSSELL RD STE 150
LAS VEGAS, NV 89148

Job:C20181012-0459
October 12, 2018

Special Handling Instructions:
24-HR Reinstmnt, RA Chng & 24-HR Amnd by Custodian FSC EMAIL 10/12 CEF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Late Fee	20180446667-84	10/12/2018 9:29:22 AM	2	$75.00	$150.00
Business License 7/2018-7/2019	20180446668-95	10/12/2018 9:29:22 AM	2	$500.00	$1,000.00
Business License Late Fee 7/2018-7/2019	20180446668-95	10/12/2018 9:29:22 AM	2	$100.00	$200.00
Amendment	20180446666-73	10/12/2018 9:29:22 AM	1	$175.00	$175.00
24 Hour Expedite	20180446666-73	10/12/2018 9:29:22 AM	1	$125.00	$125.00
Reinstatement	20180446667-84	10/12/2018 9:29:22 AM	1	$300.00	$300.00
24 Hour Expedite	20180446667-84	10/12/2018 9:29:22 AM	1	$125.00	$125.00
Acceptance of Registered Agent	20180446669-06	10/12/2018 9:29:22 AM	1	$60.00	$60.00
Annual List	20180446667-84	10/12/2018 9:29:22 AM	2	$300.00	$600.00
Total					$2,735.00

Payments

Type	Description	Amount
Credit	5393798690476371504068	$2,735.00
Total		$2,735.00

Credit Balance: $0.00

Job Contents:

File Stamped Copies	4
Business License	1

CLARK AGENCY LLC
8925 W RUSSELL RD STE 150
LAS VEGAS, NV 89148

090704

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180446666-73
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 10/12/2018 9:29 AM
	Entity Number C17151-1999

Certificate of Amendment by Custodian

(PURSUANT TO NRS 78.347)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation Filed by Custodian (Pursuant to NRS 78.347)

1. Name of corporation:

BEESTON ENTERPRISES LTD.

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

None.

3. Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Custodian Signature:

David Lazar
Name of Custodian

X David Lazar
Authorized Signature of Custodian

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

181004

Statement of Change of Registered Agent by Represented Entity

(PURSUANT TO NRS 77.340)

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	**20180446669-06**
	Filing Date and Time **10/12/2018 9:29 AM**
	Entity Number **C17151-1999**

This form may be submitted by: the Represented Entity to appoint a new Registered Agent or amend own service of process info. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Represented Entity:

BEESTON ENTERPRISES LTD.

2. Entity File Number: C17151-1999

3. This statement of change will have the following effect: (check only one)

[X] Appoints a new agent for service of process **(complete 4a or 4b)**

[ ] Updates contact information of the Represented Entity acting as own agent **(complete 4c)**

4. Information in effect upon the filing of this statement: (complete only one section)

a) Commercial Registered Agent:

Clark Agency LLC
Name

b) Noncommercial Registered Agent:

Name

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) Title of Office or Other Position within Represented Entity:

Name of Title or Position

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

5. Signature of Represented Entity: **(required)**

X David Sagal
Authorized Signature

Date: 10/10/2018

6. Registered Agent Acceptance: **(required)**

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 10/10/2018

FEE: $60.00

This form must be accompanied by appropriate fees.